UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported):  September 17, 2006

Travelzoo Inc.

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(Exact Name of Registrant as Specified in Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	000-50171 ------------------- (Commission File Number)	36-4415727 --------------------------- (I.R.S. Employer Identification Number)

590 Madison Avenue, 21st Floor, New York, New York ---------------------------------------------------- (Address of Principal Executive Offices)	10022 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(212) 521-4200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)  Effective September 17, 2006, the Board of Directors of the Company appointed Wayne Lee, CPA, 35, who has previously served as Vice President of Finance of the Company, to the position of Chief Financial Officer. He will continue to be responsible for financial statements and financial reporting matters. Mr. Lee will serve in such capacity at the pleasure of the Board of Directors of the Company.

Mr. Lee was appointed as Vice President of Finance in June of 2006. From December of 2005 to June of 2006, Mr. Lee served as Director of Finance for the Company. From 2003 to 2005 he was Business Group Controller and North American Sales Controller of Novellus Systems, Inc, of San Jose, California. From 1998 to 2003 he was Assistant Controller of Allegis Corporation of San Francisco, California. Mr. Lee is a Certified Public Accountant who received his B.S. in Business Administration from the Walter A. Haas School of Business at the University of California, Berkeley in 1993.

The Company confirms the following:

a)	There is no family relationship between Mr. Lee and any director or executive officer of the Company.

b)	There was no arrangement or understanding between Mr. Lee and any other person pursuant to which he was appointed as Chief Financial Officer.

c)	There are no transactions between Mr. Lee and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Under this employment agreement with the Company, Mr. Lee is an at-will employee. His current salary is $170,000 per year, and he is eligible to participate in the Company’s Executive Bonus Plan for North America.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC. (Registrant)

Date: September 19, 2006	By:	/s/ Wayne Lee
Wayne Lee Chief Financial Officer